Exhibit 32.1
PHOTON DYNAMICS, INC.
CERTIFICATIONS PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report on Form 10-Q/A, Amendment No. 1 of Photon Dynamics, Inc. (the “Company”) for the quarter ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jeffrey A. Hawthorne, President and Chief Executive Officer of the Company, and Maureen L. Lamb, Chief Financial Officer and Secretary of the Company, each hereby certifies, to the best of his and her knowledge, respectively, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) The Report, to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Report and results of operations of the Company for the periods covered by the Report.
Dated: August 9, 2005

/s/ Jeffrey A. Hawthorne	/s/ Maureen L. Lamb

Jeffrey A. Hawthorne	Maureen L. Lamb
President and Chief Executive Officer	Chief Financial Officer and Secretary
This certification accompanies the Form 10-Q/A to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 (whether made before or after the date of the Form 10-Q/A), irrespective of any general incorporation language contained in such filing.